UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 11, 2014

NATIONAL AUTOMATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53755 (Commission File Number)	26-1639141 (I.R.S. Employer Identification No.)

P.O. Box 400775
Las Vegas, NV 89140
(Address of principal executive offices)  (zip code)

(877) 871-6400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As reported in our 8-K filed on February 28, 2014, National Automation Services, Inc. (referred to herein as “NAS” or the “Company”) executed a purchase and sale agreement (“PSA”) with JD Field Services, Inc. (including its subsidiary) located in Vernal, Utah (known here after as the “JD” or the “Seller”). The term of purchase of the seller is as follows: Step 1: Seller will have collectively transferred, assigned and delivered to NAS the following, one hundred percent (100%) of the Shareholder Interests owned by the Seller, free and clear of all Liens. The Shareholder Interests sold, transferred, assigned and delivered to NAS pursuant to the preceding sentence collectively constitutes all of the outstanding Equity Interests of the Seller. In satisfaction of applicable requirements under any Shareholder Agreement, Articles of Incorporation or Bylaws of the Seller, and the Seller hereby consents to the sale, transfer, and assignment of the Shareholder Interests contemplated by this PSA. Step 2: In consideration of Step 1, a Power of Attorney from the buyer in lieu of consideration at signing of the PSA. NAS shall provide to Seller a Power of Attorney representing voting rights and control over approximately thirty percent (30%) of the equity interests in NAS. NAS will hold in reserve, two hundred seventy million (270,000,000) shares of NAS Class A Common Stock to be representative of the Seller Interests outlined in Step 1. Step 3: In a reasonable time as outlined by the PSA, NAS as Parent Corporation will pay off Seller debt.  NAS shall not be required to pay any portion of the Seller debt until such time it has sufficient funds to pay the debt in full and a planned recapitalization of the NAS stock is completed (as described in the PSA). Step 4: Once NAS has repaid all Seller debt noted in the PSA, and upon completion of the remaining terms of the agreement, Seller agrees to relinquish the Power of Attorney (in Step 2) of approximately thirty percent (30%) back to NAS and the reserve of two hundred seventy million (270,000,000) shares of NAS Class A Common Stock will be returned to NAS stock treasury. In exchange for the relinquishment of the Power of Attorney and consideration noted in Step 1, both principles of the Seller will receive six percent (6%) of the outstanding common stock of NAS, for a total of 12% between the two (2) principles.

As reported in our amendment 8-K filed on March 26, 2014, the Company signed an addendum to their Purchase and Sale Agreement with JD Field Services (dated on February 24, 2014), whereby the Company changed certain provisions within the PSA. The original PSA left a 6 month “unwinding” provision should NAS not be able to achieve its benchmarks in uplifting and repayment of JD debt in the course of 270 days. We have amended this position to the following: NAS shall pay or assume all outstanding debt of JD Field Services. Payment on debt held by JD Field Services where the Sellers have executed personal guarantees shall be given priority over other non-priority debts, and payments on such personally guaranteed debt will be accelerated if NAS or JD Field Services profits are sufficient to do so. Each Seller of JD Field Services shall receive six percent (6%) of the outstanding common stock of NAS, constituting approximately six percent (6%) each of the total equity of NAS, but not requiring any fractional shares, or approximately fifty-nine million (59,000,000) shares each. NAS shall provide to JD Field Services a Power of Attorney representing voting rights and control over approximately eighteen percent (18%) of the equity interests in NAS; holding in reserve, one hundred fifty eight million (158,000,000) shares of NAS Class A Common Stock to be representative of this Interest. NAS shall pay any broker's commission associated with the purchase of JD Field Services interests, up to five hundred thousand dollars ($500,000).  NAS shall pay any remaining broker's commissions.

Please note that the information provided herein relates to the audited financials of the acquired company, JD Field Services, Inc. as required by the Security and Exchange Commission, to provide completion of the acquisition under S-X filing requirements.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(a)
Audited Financial Statements of Business Acquired for the Fiscal year ended December 31, 2013 and December 31, 2012, respectively are filed as Exhibit 99.1 to this report and incorporated herein by this reference.

(b)	Pro forma financial statements incorporated herein by this reference and disclosed in our audited form 10-K for the year ending December 31, 2013.
(c)	Purchase and Sale Agreement – Previously filed with 8-K dated on February 28, 2014 and March 26, 2014 respectively.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
JD Field Services Inc.:

We have audited the accompanying consolidated balance sheets of JD Field Services Inc., as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the two years ended December 31, 2013 and 2012.  JD Field Services Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

We were unable to obtain documentation of property and equipment acquired through a purchase in 2011 in exchange for common stock, as documentation was not maintained.  Property and equipment, accumulated depreciation and depreciation expense related to the property and equipment purchased are stated at $2,766,043, $827,108, and $136,021, respectively at December 31, 2013, and $2,766,043, $694,303, and $197,002, respectively at December 31, 2012.  These values are reported with property and equipment, net and depreciation expense on the balance sheets and statements of operations.  In November 2012, the common stock was returned for a promissory note and a loss of $936,837 recognized as of December 31, 2012.  We were unable to satisfy ourselves as to the valuation and depreciation of the property and equipment and related loss upon return of the common stock by means of other auditing procedures.

In our opinion, except for the possible effects of such adjustments, if any, as might have been determined to be necessary had we been able to examine evidence regarding the purchased property and equipment, the financial statements referred to in the first paragraph above present fairly, in all material respects, the consolidated financial position of JD Field Services Inc., as of December 31, 2013 and 2012, and its consolidated results of operations and cash flows for the two years ended December 31, 2013 and 2012, in conformity with generally accepted accounting principles in the United States.

/s/ Keeton CPA

Keeton CPA
Henderson, NV

June 10, 2014

JD FIELD SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (audited)

	DEC 31, 2013	DEC 31, 2012
ASSETS
CURRENT ASSETS
Cash	$4,182	$157,852
Accounts receivable, net	2,771,567	3,002,796
Prepaid expenses	252,026	312,413
Total current assets	3,027,775	3,473,061
PROPERTY, PLANT AND EQUIPMENT, NET	15,219,702	19,513,683
DEFERRED FINANCING FEES, NET	29,402	41,238
TOTAL ASSETS	$18,276,879	$23,027,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,301,047	$3,587,503
Line of credit	181,163	499,805
Current portion of loans and capital leases	3,445,219	4,041,821
Current portion of related party	782,784	203,204
Total current liabilities	6,710,213	8,332,333
LONG TERM PORTION OF LOANS AND CAPITAL LEASES	8,349,001	10,560,349
LONG TERM PORTION OF RELATED PARTY	387,969	66,383
Total liabilities	15,447,183	18,959,065
STOCKHOLDERS’ EQUITY
Common stock $1.00 par value 50,000 authorized, 1,000 shares issued and outstanding	1,000	1,000
Disbursements	(720,792)	(720,792)
Retained earnings	3,549,488	4,788,709
Total stockholders’ equity	2,829,696	4,068,917
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,276,879	$23,027,982

The accompanying notes are an integral part of these consolidated financial statements.

JD FIELD SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (audited)

	YEAR ENDED DEC 31, 2013	YEAR ENDED DEC 31, 2012
REVENUE	$19,554,394	$25,401,147
Less: returns and allowances	(140,000)	(1,593,526)
NET REVENUE	19,414,394	23,807,621

COST OF REVENUE	16,936,050	21,297,592
GROSS PROFIT	2,478,344	2,510,029

OPERATING EXPENSES
Selling, general and administrative expenses	1,714,958	1,680,702
Professional fees	63,843	208,930
TOTAL OPERATING EXPENSES	1,778,801	1,889,632

OPERATING INCOME	699,543	620,397

OTHER EXPENSE, non-operating
Interest expense, net	906,904	780,828
Loss on settlement of obligation	--	936,837
Loss on sale/disposal of fixed assets	1,213,285	34,000
Exit costs	--	491,266
Gain on debt extinguishment	(181,425)	--
Gain on settlement	--	(571,351)
TOTAL OTHER EXPENSE, non-operating	1,938,764	1,671,580

NET LOSS	$(1,239,221)	$(1,051,183)

The accompanying notes are an integral part of these consolidated financial statements.

JD FIELD SERVICES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (audited)

	Common Stock
	Shares	Amount	Distributions	Retained Earnings	Total
		0.001 par value
Balance as of December 31, 2011	1,000	$1,000	$--	$5,839,892	$5,840,892

Distributions		$--	$(720,792)	--	(720,792)
Net loss				(1,051,183)	(1,051,183)
Balance as of December 31, 2012	1,000	$1,000	$(720,792)	$4,788,709	$4,068,917

Net loss				$(1,239,221)	$(1,239,221)
Balance as of December 31, 2013	1,000	$1,000	$(720,792)	$3,549,488	$2,829,696

The accompanying notes are an integral part of these consolidated financial statements.

JD FIELD SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (audited)

	YEAR ENDED DEC 31, 2013	YEAR ENDED DEC 31, 2012
Operating Activities
Net loss	$(1,239,221)	$(1,051,183)
Cash provided by operating activities
Depreciation and amortization	2,065,812	1,870,004
Returns and allowances	140,000	1,593,526
Loss on settlement of debt obligation	--	936,837
Loss on disposal/sale of assets	1,213,286	34,000
Gain on debt extinguishment	(181,425)	--
Gain on settlement		(571,351)
Changes in assets
Decrease (increase) in receivables	91,229	(1,002,963)
Decrease in prepaid expenses	277,296	262,915
Changes in liabilities
(Decrease) increase in accounts payable and accrued liabilities	(1,133,304)	1,162,505
Cash provided by operating activities	1,233,673	3,234,290

Investing Activities
Purchase of property, plant and equipment	(558,640)	(4,753,513)
Proceeds on sale of fixed assets	2,188,700	--
Cash provided (used) by investing activities	1,630,060	(4,753,513)

Financing activities
Distributions	--	(210,500)
Proceeds from note payable	--	2,756,677
Proceeds from related party	766,000	--
Proceeds from line of credit	5,123,519	499,805
Payments for note payable and capital leases	(3,394,762)	(1,541,501)
Payments to related party	(70,000)	--
Payments for line of credit	(5,442,160)	--
Cash (used) provided by financing activities	(3,017,403)	1,504,481

Decrease in cash	(153,670)	(14,742)
Cash at beginning of year	157,852	172,594

Cash at end of year	$4,182	$157,852

SUPPLEMENTAL CASH FLOW
Cash paid for interest	$498,617	$412,380
Cash paid for income taxes	$--	$--

SUPPLEMENTAL NON CASH INVESTING & FINANCING TRANSACTIONS
Settlement of debt obligation	$--	$1,958,163
Prepaid insurance	$216,909	$262,091
Fixed assets paid with debt	$329,618	$3,492,217
Expenses paid with debt	$221,711	$--
Expenses paid with related party debt	$205,166	$295,295
Settlement of debt obligation	$--	$2,650,000

The accompanying notes are an integral part of these consolidated financial statements.

JD FIELD SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(audited)

NOTE 1: Organization and basis of presentation

Basis of Financial Statement Presentation

The accompanying audited consolidated financial statements include the accounts of JD Field Services, Inc. and its subsidiary Five Star Rentals, Inc. (collectively referred herein as “JD” or the “Company”).

Business Overview

On March 23, 2001, JD Field Services Inc. registered as an S-Corporation in the state of Utah. JD provides services to the oil and gas industry primarily focused around those activities that are related to oilfield services. They are licensed in all states west of the Mississippi River including Alaska to do trucking, but are focused primarily in the Rocky Mountain Region. Oilfield services provided include heavy haul, water haul, and rig moving services as well as equipment, supplies and specialty long hauling services. The Company also provides oil and gas equipment rental services, hot shot, roustabout services and construction site development services, as well as operates a fabrication division that builds special-order oil and gas equipment and trucks for customers.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit and Business Risk

Financial instruments that are potentially subject to a concentration of business risk consist of accounts receivable. Revenues in 2012 were derived from two (2) customers who comprised 55% of revenues, and in 2013 one (1) customer which comprised 32% of revenues. We generally do not require collateral, but in most cases can place liens against the property, plant or equipment constructed or terminate the contract if a material default occurs.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions and generally limits the amount of credit exposure to the amount in excess of the Federal Deposit Insurance Corporation coverage limit of $250,000. As of December 31, 2013 and 2012, the Company did not have cash in any one banking institution that exceeded this limit.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash. The Company has only cash for the periods presented.

Prepaid Expenses

Amounts paid in advance for a benefit not yet received. This type of expense normally includes costs paid in one fiscal year (or period) that benefits a future year (or period).

Property, Plant and Equipment

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is generally ten/fifteen years for heavy machinery, five years for vehicles, two to three years for computer software/hardware and office equipment and three to seven years for furniture, fixtures and office equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives. Upon the sale or retirement of property or equipment, the cost and related accumulated depreciation or amortization is removed from the Company’s balance sheet with the resulting gain or loss reflected in the Company’s results of operations. Maintenance costs are expensed as incurred. Due to the nature of the equipment, major repairs are capitalized as they reflect an adjustment to the overall value of the equipment and its useful life can be extended.

In evaluating the salvage value service equipment we use a standard of, Machinery and Equipment - Worth approximately 10 - 30% of purchase price after 10-15 years depending on the asset. Vehicles - Worth approximately 20% of purchase price after 10-15 years depending on the asset. These salvage values are based on industry averages for the type of machinery and equipment used in oilfield services.

Allowance for Doubtful Accounts

As required by the Receivables Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), the Company is required to use a predetermined method in calculating the current value for its bad debt on overall accounts receivable.

The Company estimates its accounts receivable risks to provide allowances for doubtful accounts accordingly. We believe that our credit risk for accounts receivable is limited because of the way in which we conduct business largely in the areas of contracts. Accounts receivable includes the accrual of work in process for project contracts and field service revenue. We recognize that there is a potential of not being paid in a 12 month period. Our evaluation includes the length of time receivables are past due, adverse situations that may affect a contract’s scope to be paid, and prevailing economic conditions. We assess each and every customer to conclude whether or not remaining balances outstanding need to be placed into allowance and then re-evaluated for write-off. We review all accounts to ensure that all efforts have been exhausted before noting that a customer will not pay for services rendered. The evaluation is inherently subjective and estimates may be revised as more information becomes available.

Revenue Recognition

As required by the Revenue Recognition Topic of FASB ASC, the Company is required to use predetermined contract methods in determining the current value for revenue.

Service Contracts Service revenue is recognized on a completed project basis - the Company invoices the client when it has completed the services, thereby, ensuring the client is legally liable to the Company for payment of the invoice. On service contracts, revenue is not recognized until the services have been performed.

In all cases, revenue is recognized as earned by the Company. As the client becomes liable to the Company for services provided, as defined in the agreement, the client is then invoiced and revenue is accordingly recognized and recorded.  The Company does not recognize or record any revenues for which it does not have a legal basis for invoicing or legally collecting.

Income Taxes

As of December 31, 2013, the Company, with consent of its shareholders elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed based on their proportionate share of the Company’s taxable income. As such, we have not provided for any deferred tax analysis.

Sales Taxes

The Company collects sales tax. The amount received is credited to a liability account as payments are received or invoices are generated. At any point in time, this account represents the net amount owed to the taxing authority for amounts collected but not yet remitted. Sales taxes are then remitted to the appropriate taxing jurisdictions.

Fair Value Accounting

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

           The three levels of the fair value hierarchy are described below:

Level 1            Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2            Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3            Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

NOTE 2: Recently adopted and recently issued accounting guidance

Adopted

In May 2011, the FASB (“Financial Accounting Standards Board”) issued an accounting standard update that amends the accounting standard on fair value measurements. The accounting standard update provides for a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. The accounting standard update changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the fair value measurement disclosure requirements, particularly for Level 3 fair value measurements. The amendments in this accounting standard update are to be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2011, the FASB issued an accounting standard update that amends the accounting guidance on goodwill impairment testing. The amendments in this accounting standard update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The amendments in this accounting standard update are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2012. The adoption of this guidance did not have a material impact on the Company’s financial position, result of operations or cash flows.

Issued

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future financial position, results of operations or cash flows.

NOTE 3: Accounts receivable, net

	Year Ended December 31,
	2013	2012
Accounts receivable	$4,760,782	$4,852,011
Less: allowance for doubtful accounts	(1,989,215)	(1,849,215)
Total	$2,771,567	$3,002,796

Returns and allowance expense for the year ended December 31, 2013 and 2012 was $140,000 and $1,593,526.

NOTE 4: Property, plant and equipment

Property, plant and equipment consist of the following (audited):

	Year Ended December 31,
	2013	2012
Leasehold improvements	$137,186	$137,186
Vehicles	10,262,795	11,984,681
Furniture and fixtures	131,412	110,871
Machinery and equipment	10,731,948	12,888,358
Total	21,263,341	25,121,096
Less: Accumulated depreciation	(6,043,639)	(5,607,413)
Total	$15,219,702	$19,513,683

Depreciation expense for the year ended December 31, 2013 was $2,053,978 and for the year ended December 31, 2012 was $1,870,004.

As of December 31, 2013 and 2012, the Company had a loss on sale of fixed assets in the amount of $1,213,285 and $34,000, respectively.

Property and equipment (unaudited):

	Year Ended December 31,
	2013	2012
Vehicles	$1,952,875	$1,952,875
Machinery and equipment	813,168	813,168
Total	2,766,043	2,766,043
Less: Accumulated depreciation	(827,108)	(694,303)
Total	$1,938,935	$2,071,740

In January 2011, the Company received assets valued at $3,363,378 in exchange for common stock in the Company’s subsidiary, Five Star Rentals, Inc. In November 2012, the common stock was returned and a promissory note issued. As of December 2013, and 2012, assets remaining had recorded values of $2,766,043. Upon issuance of the promissory note, a loss on settlement of obligation in the amount of $936,837 was recognized as of December 31, 2012. The Company had insufficient documentation on the valuation and depreciation of the property and equipment and related loss. Therefore an audit scope limitation was issued for the valuation and depreciation of the property and equipment and associated loss on settlement of obligation as of December 31, 2013 and 2012.

 NOTE 5: Loans, Capital lease

The following tables represent the outstanding balance of loans for the Company as of December 31, 2013, and 2012.

Description	Loan date	Maturity date	Original amount of loan	Interest rate	Balance as of December 31,
					2013	2012
Ally	01/24/2011	01/08/2014	$ 44,428	0.00%	$ 2,468	$ 17,093
Ally	07/07/2011	07/07/2014	58,038	0.00%	8,061	28,938
Ally	04/01/2011	04/14/2014	34,635	0.00%	3,849	15,297
Ally	03/10/2013	02/10/2019	43,395	4.00%	38,044	--
Cat Financial	12/09/2012	11/09/2016	186,549	5.95%	140,825	183,762
CMI Teco	90/20/2012	07/20/2013	525,328	0.00%	--	437,412
G Rasmussen	01/23/2012	07/16/2013	253,748	7.00%	--	42,867
Peoples United Bank	01/20/2012	01/29/2016	734,640	10.10%	294,066	416,114
Phil Timothy	11/17/2012	03/28/2023	2,650,000	6.00%	2,484,608	2,650,000
Ford Credit	04/16/2012	03/16/2016	23,700	4.34%	16,023	20,204
Ford Credit	10/28/2011	09/28/2015	28,700	6.39%	18,015	23,200
Ford Credit	10/28/2011	09/28/2016	44,576	3.74%	18,189	29,038
Ford Credit	03/05/2011	06/05/2016	88,575	7.89%	59,286	73,930
Ford Credit	03/30/2011	02/28/2015	56,372	6.49%	24,761	34,717
Ford Credit	12/15/2011	03/29/2017	73,005	7.89%	52,100	61,596
Ford Credit	11/29/2011	10/29/2015	36,700	6.54%	16,584	25,325
Ford Credit	11/29/2011	10/29/2015	34,400	6.54%	15,545	23,734
Ford Credit	06/15/2011	09/30/2015	94,000	5.74%	35,312	48,812
Ford Credit	06/04/2012	09/19/2016	45,994	8.29%	34,218	41,135
GE Capital	11/10/2012	10/10/2018	189,151	6.42%	157,890	184,827
GE Capital	08/01/2012	07/01/2018	153,944	7.24%	124,130	146,176
John Deere Financial	10/26/2012	09/26/2017	262,350	4.00%	205,736	254,427
Mack Financial Services	04/12/2011	03/12/2016	326,746	0.00%	166,590	230,141
Mack Financial Services	12/09/2011	11/09/2016	347,520	0.00%	216,748	281,805
Mack Financial Services	02/18/2012	01/18/2017	275,770	0.00%	181,252	232,141
Mack Financial Services	02/24/2013	01/24/2018	244,684	6.00%	205,128	--
MACU	11/26/2013	10/26/2018	41,540	2.99%	40,897	--
Zion’s Bank	10/12/2011	10/15/2026	150,000	4.86%	133,006	141,197
Zion’s Bank	11/10/2011	10/10/2016	101,091	4.57%	52,701	72,504
Zion’s Bank	10/30/2012	09/30/2017	7,680,000	4.57%	6,091,893	7,489,342

Zion’s Bank	06/13/2008	09/15/2013	800,000	7.52%	--	--
Zion’s Bank	02/16/2011	02/16/2016	1,500,000	5.50%	--	--
Zion’s Bank	05/19/2011	05/19/2016	250,000	6.04%	--	--
Zion’s Bank	06/15/2010	06/15/2013	250,000	5.84%	--	--
Zion’s Bank	02/07/2012	05/07/2017	2,500,000	5.01%	--	--
Zion’s Bank	02/07/2012	02/07/2013	500,000	4.52%	--	--
H&E – Capital lease	10/22/2011	10/22/2015	105,800	12.00%	65,548	71,500
H&E – Capital lease	10/22/2011	07/01/2015	105,000	12.00%	65,860	78,150
H&E – Capital lease	10/22/2011	07/01/2015	106,000	12.00%	63,390	71,700
H&E – Capital lease	10/22/2011	07/01/2015	102,000	12.00%	57,735	72,600
H&E – Capital lease	10/18/2011	07/01/2015	95,500	12.00%	57,755	61,200
H&E – Capital lease	12/01/2012	01/17/2014	95,000	12.00%	43,734	77,850
H&E – Capital lease	12/01/2012	01/17/2014	105,000	12.00%	53,922	98,600
H&E – Capital lease	12/15/2012	01/15/2014	107,550	12.00%	24,168	56,950
H&E – Capital lease	12/20/2012	01/20/2014	95,000	12.00%	43,697	77,850
H&E – Capital lease	12/20/2012	01/20/2014	95,000	12.00%	41,247	77,850
H&E – Capital lease	03/01/2010	06/30/2013	97,000	12.00%	--	44,658
H&E – Capital lease	10/18/2011	06/30/2013	28,300	12.00%	--	21,700
H&E – Capital lease	03/01/2011	06/30/2013	119,500	12.00%	--	74,909
H&E – Capital lease	12/01/2011	06/30/2013	74,800	12.00%	--	55,797
H&E – Capital lease	10/18/2012	06/30/2013	25,675	12.00%	--	2,125
H&E – Capital lease	06/01/2012	06/30/2013	27,640	12.00%	--	4,090
H&E – Capital lease	08/01/2011	06/30/2013	57,000	12.00%	--	21,750
H&E – Capital lease	07/01/2011	06/30/2013	76,945	12.00%	--	35,745
H&E – Capital lease	10/18/2011	06/30/2013	49,000	12.00%	--	14,700
H&E – Capital lease	01/01/2012	06/30/2013	47,000	12.00%	--	32,447
H&E – Capital lease	07/01/2011	06/30/2013	62,700	12.00%	--	23,500
H&E – Capital lease	09/01/2011	06/30/2013	61,000	12.00%	--	26,700
H&E – Capital lease	12/01/2010	06/30/2013	68,500	12.00%	--	14,450
H&E – Capital lease	02/12/2012	06/30/2013	38,000	12.00%	--	17,520
Premium Capital Insurance	--	--	--	--	619	262,095
National Insurance	--	--	--	--	216,909	--
American Express	--	--	--	--	221,711	--
Total debt liabilities					$11,794,220	$14,602,170
Less: Current portion					3,445,219	4,041,821
Total long-term liabilities					$ 8,349,001	$10,560,349

In October 2012, the Company entered into a debt agreement with Zion’s bank in the amount of $7,680,000. The proceeds of this loan were used to restructure the Company’s obligations on other loans for Zion’s bank, the refinancing of these loans paid off outstanding balances and brought all the loans under one payment and interest rate.

Interest expense for the year ended December 31, 2013 was $906,904 and for the year ended December 31, 2012 was $780,828.

The aggregate maturities of long-term debt for the next five (5) years ending December 31 are as follows:

2014	2015	2016	2017	2018	Total
$3,445,219	$2,376,597	$2,280,407	$2,010,576	$1,681,421	$11,794,220

Line of credit

The Company has a $500,000 unsecured line of credit with Zion’s First National Bank. At December 31, 2013, interest was charged at LIBOR + 3.85%. The line of credit is scheduled for renewal November 16, 2015. The line of credit balance as of December 31, 2013 and 2012 was $181,163 and $499,805, respectively.

NOTE 6: Commitment and contingencies

Settlement of judgment

On June 5, 2012, the Company entered into a judgment with one of its customers over a past due balance. The period in which the revenue was recognized was in the fiscal year of 2008. The judgment outlines the facts: (1) the customer stopped payments to the Company even upon assurance that it was going to make good on its balance owed, (2) the Company did extend the terms of collecting the funds out past its normal billing cycle, (3) The Company stopped its services when it was clear that the balance owed was not going to be paid. These facts were entered into court proceedings and the court ruled in favor of the Company to be awarded a settlement in the amount of $572,174, which included attorney fees. This settlement amount paid the outstanding balance owed to the Company.

Debt restructuring

Fifteen (15) capitalized leases were settled at a lower payment, resulting in a gain on debt extinguishment which was recognized in 2013 in the amount of $181,425.

NOTE 7: Related party transactions

The following tables represent the outstanding balance of related party debt for the Company as of December 31, 2013, and 2012.

	Year Ended December 31,
	2013	2012
Jason Jensen	$616,932	$269,587
David Gurr	553,821	--
Total related party debt	1,170,753	269,587
Less: Current portion	782,784	203,204
Total long term related party	$387,969	$66,383

On December 31, 2012, the Company entered into a promissory note with an officer of the Company, for $269,587. The term of the loan was to repay the loan in the amount of $269,587 with a 6% annual interest to start as of December 31, 2012. Both principle and interest are to be repaid in a “balloon” payment at the end of the note term of January 31, 2016. As of December 31, 2013, the note was increased from $269,587 to $616,932 as additional assets were purchased by the officer on behalf of the Company. As of December 31, 2013, we owed $616,932 plus accrued interest in the amount of $16,175.

On January 31, 2013, the Company entered into a promissory note with an officer of the Company, for $80,000, and on March 15, 2013, the Company entered into another note agreement with the same officer in the amount of $500,000, with a maturity date of January 1, 2016. During the fiscal year the Company repaid $70,000 of the outstanding principle. The terms of the loan are to make interest payments only on the principle balance of $510,000 with a 7.05% annual interest starting December 31, 2013. As of December 31, 2013, we owed $553,821 plus accrued interest in the amount of $0.

NOTE 8: Exit costs

As a part of operations growth strategies, the Company expanded operations into Belfield, North Dakota in 2012.  The expansion plans included the building of a facility for the Company to serve customers in the North Dakota region.  In the third quarter of 2012, it was determined by management to forego the implementation of this expansion due to reasons out of the control of management.  The Company closed down all activity, turned over its facility, and relocated its assets to other operational sites.  The Company expensed all costs associated with this expansion including costs attributable to management’s efforts. This resulted in an exit cost loss of $491,266 as of December 31, 2012.

NOTE 9: Income taxes

As of December 31, 2013, the Company, with consent of its shareholders, elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed based on their proportionate share of the Company’s taxable income. As such, we have not provided for any deferred tax analysis.

The Company files income tax returns in the United States federal jurisdiction and certain state jurisdictions.  With a few exceptions, the Company is no longer subject to U.S. federal or state income tax examination by tax authorities on tax returns filed before December 31, 2005. The Company will file its U.S. federal return for the year ended December 31, 2013. The federal and state filing payments have not been made for 2013 as of the date of this filing.  The U.S. federal returns are considered open tax years for years 2007 - 2013. There are currently no corporate tax filings under examination by IRS tax authorities.

NOTE 10: Equity

Common stock

The Company has authorized 50,000 shares common stock at $1.00 par value. As of December 31, 2013 and 2012, 1,000 shares are issued and outstanding. The principle owners of the Company own 100% of the total outstanding common stock.

In 2012, the principles of the Company issued disbursements from the Company’s proceeds in the amount of $720,792. For the year ended December 31, 2013, the principles have not issued any additional disbursements.

NOTE 11: Acquisitions, subsequent events

Acquisition of JD Field Services

On February 24, 2014, the Company entered into a purchase and sale agreement with National Automation Services, Inc. (referred herein as “NAS” or the “buyer”). JD provides services to the oil and gas industry primarily focused around those activities that are related to oilfield services. On March 21, 2014, the Company amended its purchase and sale agreement to NAS as the original PSA left a 6 month “unwinding” provision should NAS not be able to achieve its benchmarks in uplifting and repayment of JD debt in the course of 270 days. We have amended this position to the following, (1) NAS shall pay or assume all outstanding debt of JD. Payment on debt held by JD where the Sellers have executed personal guarantees shall be given priority over other non-priority debts, and payments on such personally guaranteed debt will be accelerated if NAS or JD profits are sufficient to do so. (2) Each Seller of JD shall receive six percent (6%) of the outstanding common stock of NAS, constituting approximately six percent (6%) each of the total equity of NAS, but not requiring any fractional shares, or approximately fifty-nine million (59,000,000) shares each. (3) NAS shall provide to JD a Power of Attorney representing voting rights and control over approximately eighteen percent (18%) of the equity interests in NAS; holding in reserve, one hundred fifty eight million (158,000,000) shares of NAS Class A Common Stock to be representative of this Interest. (4) NAS shall pay any broker's commission associated with the purchase of JD interests, up to five hundred thousand dollars ($500,000).  NAS shall pay any remaining broker's commissions.

The following is pro forma information as as of December 31, 2013 that discloses the results of operations as though the business combination had been completed as of the beginning of the period being reported on.

NATIONAL AUTOMATION SERVICES, INC., CONSOLIDATED PRO FORMA BALANCE SHEETS	JD	NAS	Pro-forma Adjustments	Pro forma
	DEC 31, 2013	DEC 31, 2013	DEC 31, 2013	DEC 31, 2013

ASSETS	(audited)	(audited)	(unaudited)	(unaudited)
CURRENT ASSETS
Cash	$4,182	$17,696	$--	$21,878
Accounts receivable	2,771,567	--	--	2,771,567
Prepaid expenses	252,026	--	--	252,026
Total current assets	$3,027,775	$17,696	$--	$3,045,471
Property, plant and equipment, net	15,219,702	--	--	15,219,702
Deferred financing fees, net	29,402	--	--	29,402
Goodwill	--	--	12,773,886	12,773,886
TOTAL ASSETS	$18,276,879	$17,696	$12,773,886	$31,068,461

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payables and accrued liabilities	2,301,047	2,452,798	--	4,753,845
Current portion of loans, capital leases and line of credit	3,626,382	94,517	--	3,720,899
Convertible debt, net of beneficial conversion feature net of $920 and $5,989, respectively	--	173,580	--	173,580
Related party payable	782,784	172,173	--	954,957
Total current liabilities	$6,710,213	$2,893,068	$--	$9,603,281
Long-term loans, capital leases and line of credit	8,349,001	169,500	--	8,518,501
Long term portion of related party	387,969	--	--	387,969
Total liabilities	$15,447,183	$3,062,568	$--	$18,509,751
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock $0.001 par value, 1,000,000,000 authorized, 615,986,053 issued and outstanding 2013	1,000	615,987	(1,000)	615,987
Additional paid in capital	(720,792)	12,058,574	720,792	12,058,574
Stock payable	--	375,172	3,540,000	3,915,172
Accumulated income (deficit)	3,549,488	(16,094,605)	8,514,094	(4,031,023)
Total stockholders’ equity (deficit)	2,829,696	(3,044,872)	12,773,886	12,558,710
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,276,879	$17,696	$12,773,886	$31,068,461

NATIONAL AUTOMATION SERVICES, INC., CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (unaudited)	YEAR ENDED DECEMBER 31, 2013	YEAR ENDED DECEMBER 31, 2013	YEAR ENDED DECEMBER 31, 2013	YEAR ENDED DECEMBER 31, 2013
	JD (audited)	NAS (audited)	Adjustments (unaudited)	Pro forma (unaudited)
REVENUE	$19,554,394	$--	$--	$19,554,394
Less: returns and allowances	(140,000)	--	--	(140,000)
NET REVENUE	19,414,394	--	--	19,414,394

COST OF REVENUE	16,936,050	--	--	16,936,050
GROSS PROFIT	2,478,344	--	--	2,478,344
OPERATING EXPENSES
Selling, general and administrative expenses	1,714,958	177,790	--	1,892,748
Professional fees and related expenses	63,843	463,626	--	527,469
Gain on accrued expense extinguishment	--	(435,446)	--	(435,446)
TOTAL OPERATING EXPENSES	1,778,801	205,970	--	1,984,771
OPERATING INCOME (LOSS)	$699,543	$(205,970)	$--	$493,573
OTHER EXPENSE, non-operating
Gain on debt extinguishment	(181,425)	(206,835)	--	(388,260)
Loss on disposal of fixed asset	1,213,285	--	--	1,213,285
Interest expense, net	906,904	281,461	--	1,188,365
TOTAL OTHER EXPENSE, non-operating	1,938,764	74,626	--	2,013,390
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,239,221)	(280,596)	--	(1,519,817)
PROVISION FOR INCOME TAXES	--	--	--	--
NET LOSS	$(1,239,221)	$(280,596)	$--	$(1,519,817)
BASIC LOSS PER SHARE	$--	$(0.00)	$--	$(0.00)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING BASIC & DILUTED	--	432,089,766	--	432,089,766

The Company is finalizing this transaction including putting a final valuation on a customer list which will qualify for separate disclosure and accounting apart from goodwill.

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2014
National Automation Services, Inc.
A Nevada corporation

/s/ Robert W Chance
By: Robert Chance
Its: President and Chief Executive Officer